UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 25, 2022

Date of Report (Date of Earliest Event Reported)

Vontier Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39483	84-2783455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5438 Wade Park Boulevard, Suite 600 Raleigh, NC	27607
(Address of Principal Executive Offices)	(Zip Code)

(984) 275-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	VNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Stockholders held on May 25, 2022 (the “Annual Meeting”), the stockholders of Vontier Corporation (the “Company”) approved amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendments”) to: (i) declassify the Company’s Board of Directors (the “Board”) by phasing in annual director elections over a period of three years, so that beginning with the Company’s 2025 Annual Meeting of Stockholders, the declassification of the Board will be complete and all directors will be subject to annual election for one-year terms (the “Declassification Amendment”); and (ii) eliminate supermajority voting provisions in Article X, Section 10.01 and Article X, Section 10.02, by replacing the two-thirds voting threshold with a majority voting threshold. The Charter Amendments became effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware on May 25, 2022.

In addition, the Board approved conforming amendments to the Company’s Amended and Restated Bylaws (the “Bylaw Amendments”), subject to stockholder approval of the Declassification Amendment. The Bylaw Amendments became effective on May 25, 2022.

The foregoing summaries of the Charter Amendments and the Bylaw Amendments do not purport to be complete and are qualified in their entirety by reference to: (i) the description of the Charter Amendments set forth under the headings “Proposal 4. Amend Certificate of Incorporation to Declassify the Board of Directors” and “Proposal 5. Amend Certificate of Incorporation to Eliminate Supermajority Provisions” of the Company’s definitive proxy statement as filed with the U.S. Securities and Exchange Commission on April 8, 2022; and (ii) the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, copies of which are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on the following five proposals and cast their votes as described below:

Proposal 1: To elect Messrs. Robert L. Eatroff, Martin Gafinowitz and Andrew D. Miller to serve as Class II Directors of the Company, each for a three-year term expiring at the 2025 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified. Each of Messrs. Eatroff, Gafinowitz and Miller was elected as a Class II Director by a vote of the Company’s stockholders as follows:

	For	Against	Abstain	Broker Non-Votes
Robert L. Eatroff	137,200,087	581,201	74,583	9,510,202
Martin Gafinowitz	132,731,500	5,049,506	74,865	9,510,202
Andrew D. Miller	135,538,474	2,241,236	76,161	9,510,202

Proposal 2: To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The proposal was approved by a vote of the Company’s stockholders as follows:

For	146,978,832
Against	312,625
Abstain	74,616

Proposal 3: To approve, on an advisory basis, the Company’s named executive officer compensation as disclosed in the proxy statement for the Annual Meeting. The proposal was approved on an advisory basis, by a vote of the Company’s stockholders as follows:

For	132,599,481
Against	5,087,829
Abstain	168,561
Broker Non-Votes	9,510,202

Proposal 4: To amend the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors. The proposal was approved by a vote of the Company’s stockholders as follows:

For	137,648,508
Against	116,538
Abstain	90,825
Broker Non-Votes	9,510,202

Proposal 5: To amend the Company’s Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions. The proposal was approved by a vote of the Company’s stockholders as follows:

For	137,638,697
Against	135,745
Abstain	81,429
Broker Non-Votes	9,510,202

Item 9.01	Financial Statements And Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment, dated May 25, 2022, to the Amended and Restated Certificate of Incorporation of Vontier Corporation.

3.2	Amended and Restated Bylaws of Vontier Corporation, effective May 25, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONTIER CORPORATION

Date: May 27, 2022	By:	/s/ Courtney Kamlet
	Name:	Courtney Kamlet
	Title:	VP – Group General Counsel and Corporate Secretary